                                                                    EXHIBIT 10.5
                                                                    ------------



                                     LEASE

                          ARTICLE I:  Reference Data
                          --------------------------

      1.1 Subjects Referred To. Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1.

Date of this Lease:      February 1, 1995

Premises:                36,166 square feet in the building ("Building") at 300
                         Concord Road, Billerica, as shown on the Plan attached hereto as Exhibit A, together with the right to use, in common with others entitled thereto, the Parking Spaces
                         (as defined below) access drives, sidewalks, lobbies, lavatories and elevators serving the Building

Landlord:                Wang Laboratories, Inc.

Original Address         One Industrial Avenue
of Landlord:             Lowell, MA 01851
                         Attn:   General Counsel

                         with a copy to:
                         One Industrial Avenue
                         Lowell, MA 01851
                         Attn:   Corporate Real Estate

Landlord's Construction
Representative:          Michael Farley

Tenant:                  Peritus Software Services, Inc.

Original Address         164 Middlesex Turnpike
of Tenant:               Burlington, MA 01803
                         Attn: Controller

Tenant's Construction    Allen Deary
Representative:

Term:                    4 years

Delivery Date:           January 23, 1995

Annual Fixed Rent Rate:  $469,435.00 ($12.98 per square foot)

Monthly Rent Payment:    $39,119.58 - $252 = $37,867

                         Includes 12 months of furniture lease that is directed as capital (105,232/7)=$75,033 yr. or $1,253 a month

Permitted Uses:          general office and computer software research and
                         development

Comprehensive General    $2,000,000.00 combined single limit
Liability Insurance
Limit:

Parking Spaces:          100 parking spaces, in common with others entitled to
                         use the same, located in the parking lot serving the Building; included in the 100 parking spaces are the parking spaces located in front of the connector portion of Building, as to which Tenant shall have sole and exclusive use

      1.2 Exhibits. The Exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as a part of this Lease:

EXHIBIT A.          Plan showing the Premises

EXHIBIT B.          Description of Landlord's Work.

EXHIBIT C.          Description of Tenant's Work.

EXHIBIT D.          Landlord's Services.

1.3 Table of Contents

ARTICLE I:  Reference Data
--------------------------

1.1     Subjects Referred To............................................   1
1.2     Exhibits........................................................   2
1.3     Table of Contents...............................................   3

ARTICLE II:  Premises and Term
------------------------------

2.1     Premises........................................................   5
2.2     Term............................................................   5

ARTICLE III:  Improvements
--------------------------

3.1     Performance of Work and Approval of Landlord's Work.............   5
3.2     Pre-Commencement Work by Tenant.................................   6
3.3     Acceptance of Premises..........................................   6
3.4     Construction Representatives....................................   7
3.5     Landlord's Guarantee of Construction............................   7
3.6     Acceptance of Premises..........................................   7

ARTICLE IV:  Rent
-----------------

4.1     The Fixed Rent..................................................   7
4.2     Additional Rent.................................................   8
4.3     Late Payment of Rent............................................   8

ARTICLE V:  Tenant's Additional Covenants
-----------------------------------------

5.1     Affirmative Covenants...........................................   8
5.1.1   Perform Obligations.............................................   8
5.1.2   Use.............................................................   8
5.1.3   Repair and Maintenance..........................................   8
5.1.4   Compliance with Law.............................................   9
5.1.5   Tenant's Work...................................................   9
5.1.6   Indemnity.......................................................  10
5.1.7   Landlord's Right to Enter.......................................  10
5.1.8   Personal Property at Tenant's Risk..............................  10
5.1.9   Payment of Landlord's Cost of Curing Default....................  10
5.1.10  Yield Up........................................................  11
5.1.11  Estoppel Certificate............................................  11
5.1.12  Landlord's Expenses Re Consents.................................  12
5.1.13  Financial Statements............................................  12
5.1.14  Insurance.......................................................  12

5.2     Negative Covenants..............................................  14
5.2.1   Assignment and Subletting.......................................  14
5.2.2   Overloading and Nuisance........................................  16
5.2.3   Installation, Alterations or Additions..........................  16

ARTICLE VI:  Casualty or Taking
-------------------------------

6.1     Termination Rights..............................................  16
6.2     Award...........................................................  18

ARTICLE VII:  Defaults
----------------------

7.1     Events of Default...............................................  18
7.2     Remedies........................................................  19
7.3     Remedies Cumulative.............................................  20
7.4     Landlord's Right to Cure Defaults...............................  20
7.5     Effect of Waivers of Default....................................  21
7.6     No Accord and Satisfaction......................................  21

ARTICLE VIII:  Mortgages
------------------------

8.1     Rights of Mortgage Holders......................................  21
8.2     Lease Superior or Subordinate to Mortgages......................  22

ARTICLE IX:  Miscellaneous Provisions
-------------------------------------

9.1     Notices from One Party to the Other.............................  23
9.2     Quiet Enjoyment.................................................  23
9.3     Lease not to be Recorded........................................  23
9.4     Bind and Inure..................................................  24
9.5     Acts of God.....................................................  24
9.6     Landlord's Default..............................................  24
9.7     Brokerage.......................................................  25
9.8     Applicable Law and Construction.................................  25
9.8.1   Applicable Law..................................................  25
9.8.2   No Other Agreement..............................................  25
9.8.3   No Representations by Landlord..................................  26
9.8.4   Titles..........................................................  26
9.8.5   "Landlord" and "Tenant".........................................  26
9.9     Submission not an Offer.........................................  26
9.10    Signs...........................................................  26
9.11    Costs and Expenses of Enforcement...............................  27

                        ARTICLE II:  Premises and Term
                        ------------------------------

      2.1 Premises. Landlord hereby leases and demises to Tenant and Tenant hereby leases from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Premises.

      2.2 Term. TO HAVE AND TO HOLD for a term beginning on the earlier of (a) the expiration of five days after Tenant has received notice from Landlord that the work to be performed by Landlord pursuant to Exhibit B has been substantially completed or (b) the opening by Tenant of its business in the Premises, (the "Commencement Date") and continuing for the Term, unless sooner terminated as hereinafter provided. The term "substantially completed" as used herein shall mean that the work to be performed by Landlord pursuant to Exhibit B has been completed with the exception of: (a) minor items which can be fully completed without material interference with the use of the Premises by Tenant for the Permitted Uses, (b) other items which because of the season or weather or the nature of the item are not practicable to do at the time and (c) items which are incomplete because of Tenant Delays, which shall mean (i) the Tenant's failure to timely submit or approve plans hereunder or (ii) the Landlord's inability to timely obtain or install materials, fixtures or equipment requested by the Tenant which are not included in the work to be performed by Landlord pursuant to Exhibit B or (iii) change orders submitted by Tenant for further alterations or additions. When the dates of the beginning and end of the Term have been determined such dates shall be evidenced by a document in form for recording executed by Landlord and Tenant and delivered each to the other.

                          ARTICLE III:  Improvements
                          --------------------------

      3.1 Performance of Work and Approval of Landlord's Work. Landlord shall cause to be performed the work required by Exhibit B ("Landlord's Work"). All such work shall be done in a good and workmanlike manner employing good materials and so as to conform to all applicable governmental laws, ordinances and regulations. Tenant agrees that Landlord may make any changes in such work which may become reasonably necessary, other than substantial changes, without approval of Tenant, provided notice is promptly given to Tenant; and Landlord may make substantial changes in such work, with the written approval of Tenant, which Tenant agrees will not be unreasonably withheld. Landlord's Work shall be substantially completed by the Delivery Date, subject to the provisions of
Section 9.5 hereof. Landlord agrees that as of the Commencement Date the access and other common areas appurtenant to the Premises will be in compliance with the American's with Disabilities Act and Tenant agrees that modifications to the Premises that may be required under the American's with

Disabilities Act because of the disability of a particular employee of Tenant shall be made by Tenant at its expense.

     Landlord and Tenant acknowledge that included in the Landlord's Work is the installation of certain Herman Miller Systems Furniture (the "Miller Furniture"). Landlord has purchased the Miller Furniture and amortized the cost of the same over seven years so that the annual rent for each year of the Term includes 14.29% of the partition cost. Accordingly, at the expiration of the Term, and provided no Event of Default has occurred that has not been cured at the expiration of the Term, Landlord agrees Tenant may either (i) remove 57 percent of Miller Furniture from the Premises, or (ii) pay Landlord $105,232.00, which will be the remaining unamortized cost of the Miller Furniture at the end of the Term, and thereafter remove all of the Miller Furniture, in either case such removal to be completed not more than 30 days prior to the expiration of the Term and the Premises are to be otherwise in the condition required by
Section 5.1.10.

     3.2 Pre-Commencement Work by Tenant. Tenant agrees that it will, proceeding with all reasonable dispatch from the time it receives from Landlord a notice that the Premises are ready for work by Tenant, perform the work to be done by Tenant so as to ready the Premises for the opening by Tenant of its business in the Premises, including, without limitation, the work specified in Exhibit C, provided that no other work shall be done or fixtures or equipment installed by Tenant except with the prior written approval of Landlord and provided further that all work by Tenant shall be done in accordance with
Section 5.1.5.

     During the period of occupancy of the Premises by Tenant prior to the Commencement Date, all provisions of this Lease except the provisions relating to the payment of rent shall apply to the extent that said provisions may be made applicable to said period.

     3.3 Acceptance of the Premises. Tenant or its representatives may enter upon the Premises during the progress of Landlord's Work to inspect the progress thereof and to determine if the work is being performed in accordance with the requirements of Section 3.1. Tenant shall promptly give to Landlord notices of any alleged failure by Landlord to comply with those requirements.

     Landlord's Work shall be deemed approved by Tenant when Tenant commences occupancy of the Premises for business purposes except for items of Landlord's Work which are uncompleted or do not conform to Exhibit B and as to which Tenant shall, in either case, have given notice to Landlord prior to such commencement of occupancy. If Tenant shall not have commenced occupancy of the Premises for business purposes within 30 days after the

Commencement Date, a certificate of completion by a licensed architect or registered engineer shall be conclusive evidence that Landlord's Work has been completed except for items stated in such certificate to be incomplete or not in conformity with Exhibit B.

      3.4 Construction Representatives. Each party authorizes the other to rely in connection with plans and construction upon approval and other actions on the party's behalf by any Construction Representative of the party named in Section
1.1 or any person hereafter designated in substitution or addition by notice to the party relying.

      3.5 Landlord's Guarantee of Construction. Landlord agrees to correct any defects due to faulty workmanship or materials in Landlord's Work, provided Tenant shall have given written notice of such defects to Landlord prior to the first anniversary of the Commencement Date. Except for the Landlord's Work, the Premises are leased to Tenant in "AS IS" and "WHERE IS" condition, without representation or warranty of any kind.

      3.6 Repair and Maintenance. Except as otherwise provided in Section 3.5 and Article VI, Landlord shall keep the exterior of the Premises, the roof and structural components of the Building, and all heating, plumbing, hot water, ventilating, electrical, air-conditioning, security, alarm, elevator, mechanical and other fixtures and equipment now or hereafter on the Premises in good order, condition and repair and in at least as good order, condition and repair as they are in on the Commencement Date or may be put in during the Term, reasonable use and wear only excepted; Landlord shall maintain in good condition all lawns and planted areas and keep in good repair and clean and neat and free of snow and ice all surfaced roadways, walks, and parking and loading areas; Landlord shall provide the services set forth in Exhibit D. Landlord shall not be liable for any interruption or failure in the supply of any utility service to the Premises for any reason other than for nonpayment of utilities, and no rent shall be abated on account thereof, and no such interruption shall give rise to a claim by Tenant of actual or constructive eviction, but Landlord agrees to use reasonable efforts to minimize any such interruptions that are within the control of Landlord.

                               ARTICLE IV:  Rent
                               -----------------

      4.1 The Fixed Rent. Tenant covenants and agrees to pay rent to Landlord at the Original Address of Landlord or at such other place or to such other person or entity as Landlord may by notice to Tenant from time to time direct, at the Annual Fixed Rent Rate, in equal installments of 1/12th of the Annual Fixed Rent Rate in advance on the first day of each calendar month included in the Term; and for any portion of a calendar month at the beginning or end of the Term, at that rate payable in advance for such portion.

      4.2 Additional Rent. Any and all other amounts to be paid by Tenant to Landlord shall be paid as additional rent at the time specified herein ("Additional Rent"). This Lease is a gross lease, and Tenant shall not be obligated to pay any charge or bear any expense whatsoever against or with respect to the Premises except to the extent hereinafter provided. All charges for real estate taxes, cleaning, snow plowing, and utilities (except for telephone, which shall be paid by Tenant) are included in the rent and shall be paid by Landlord when due. The rent payable hereunder shall not be subject to any reduction or offset whatsoever on account of any such charge or otherwise except as hereinafter provided.

      4.3 Late Payment of Rent. If any installment of Fixed Rent or payment of Additional Rent is paid after the date the same was due, it shall bear interest from the due date at the prime commercial rate of The First National Bank of Boston, as it may be adjusted from time to time, plus one percent per annum, or, in the event of Tenant's default under clauses (b) through (f) inclusive of
Section 7.1, plus two percent per annum, but in no event more than the maximum rate of interest allowed by law, the payment of which shall be Additional Rent.

                   ARTICLE V:  Tenant's Additional Covenants
                   -----------------------------------------

      5.1 Affirmative Covenants. Tenant covenants at its sole expense at all times during the Term and for such prior or subsequent time as Tenant occupies the Premises or any part thereof:

      5.1.1 Perform Obligations. To perform promptly all of the obligations of Tenant set forth in this Lease; and to pay when due the Fixed Rent and Additional Rent and all charges, rates and other sums which by the terms of this Lease are to be paid by Tenant.

      5.1.2 Use. To use the Premises only for the Permitted Uses, and from time to time to procure all licenses and permits necessary therefor at Tenant's sole expense. Landlord agrees to reasonably cooperate with Tenant, at Tenants expense, in obtaining such licenses and permits.

      5.1.3 Repair and Maintenance. Except as otherwise provided in Section 3.5 and Article VI, to keep the Premises in good order, condition and repair and in at least as good order, condition and repair as they are in on the Commencement Date or may be put in during the Term, and suitable for suburban office use, reasonable use and wear only excepted.

      5.1.4 Compliance with Law. To make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority, except that any such repairs, alterations, additions or replacements that are so required to the HVAC or other Building systems, structural portions of the Building, or other items required to be maintained by Landlord hereunder shall be made by Landlord; to keep the Premises equipped with all safety equipment so required, except for equipment required to be maintained by Landlord hereunder; to pay all municipal, county, or state taxes assessed against the leasehold interest hereunder, or against personal property of any kind on or about the Premises; and to comply with the orders, regulations, variances, licenses and permits of or granted by governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises, and the condition, use or occupancy thereof.

      5.1.5 Tenant's Work. To procure at Tenant's sole expense all necessary permits and licenses before undertaking any work on the Premises, provided that Landlord agrees to reasonably cooperate with Tenant, at Tenants expense, in obtaining such licenses and permits; to do all such work in compliance with the applicable provisions of Sections 3.2 and 5.2.3 hereof; to do all such work in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws; to furnish to Landlord prior to the commencement of any such work a bond or other reasonable security acceptable to Landlord assuring that any work commenced by Tenant will be completed in accordance with the specifications set forth in Exhibit C or otherwise approved in writing by Landlord, whichever may be applicable, and that no liens for labor or materials will attach to the Premises with respect to any such work; to pay promptly when due the entire cost of any work on the Premises undertaken by Tenant so that the Premises shall at all times be free of liens for labor and materials; to employ for such work one or more responsible contractors whose labor will work without interference with other labor working on the Premises; to require such contractors employed by Tenant to carry workmen's compensation insurance in accordance with statutory requirements and comprehensive public liability insurance covering such contractors on or about the Premises in amounts that at least equal the limits set forth in Section 1.1 and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work; and to save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work.

      5.1.6 Indemnity. Tenant shall defend, with counsel approved by Landlord, all actions, against Landlord, any partner, trustee, stockholder, officer, director, employee, beneficiary or mortgagee of Landlord (herein, "Indemnified Parties"), with respect to, and shall pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from (i) injury to or death of any person, or damage to or loss of property, on or about the Premises or connected with the use, condition or occupancy of any thereof except to the extent caused by the gross negligence, negligence or intentional misconduct of Landlord, (ii) violation by Tenant of this Lease, (iii) any act, fault, omission, or other misconduct of Tenant or its agents, contractors, licensees, sublessees or invitees, or (iv) any contest initiated by Tenant referred to in Section 5.1.4.

      5.1.7 Landlord's Right to Enter. To permit Landlord and its agents to enter the Premises at reasonable times to examine the Premises, to make such repairs and replacements as Landlord is required to make hereunder or that Landlord elects to make in the absence of any such requirement, and to show the Premises to prospective purchasers and lenders, and, during the last six months of the Term, to show the Premises to prospective Tenants and to keep affixed in suitable places notices of availability of the Premises.

      5.1.8 Personal Property at Tenant's Risk. All of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises, shall be at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person for any injury, loss, damage or liability to the extent prohibited by law or caused by Landlord's negligence, gross negligence, or intentional misconduct.

      5.1.9 Payment of Landlord's Cost of Curing Default. To pay on demand Landlord's expenses, including reasonable attorneys' fees, incurred in curing any default by Tenant under this Lease as provided in Section 7.4.

      5.1.10 Yield Up. At the expiration of the Term or earlier termination of this Lease: to surrender all keys to the Premises, to remove all furnishings, fixtures, equipment and other personal property now or hereafter located in the Premises, purchased or leased by Tenant with its own funds, which are not affixed to the Building or Land or which Landlord has agreed in writing that Tenant may remove at the expiration of the Term, to remove such installations made by Tenant as Landlord may request and all Tenant's signs wherever located, to repair all damage caused by such removal and to yield up the Premises (including all installations and improvements made by Tenant, except for trade fixtures, and such of said installations or improvements as Landlord shall request Tenant to remove), broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease. Any property not so removed shall be deemed abandoned and may be retained by Landlord or may be removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by Landlord in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises less the net value, if any, realized by Landlord by the sale of any such abandoned Property. For each day after the expiration of the Term, or the earlier termination of this Lease, and prior to Tenant's performance of its obligation to yield up the Premises under this Section 5.1.10, Tenant shall pay to Landlord as rent an amount equal to twice the Fixed Rent computed on a daily basis, together with all Additional Rent payable with respect to each such day. Tenant shall further indemnify Landlord against all loss, cost and damage resulting from Tenant's delay in surrendering the Premises as above provided.

      5.1.11 Estoppel Certificate. Upon not less than 15 days' prior notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing, addressed to such party as Landlord shall designate in its notice to Tenant, certifying that this Lease is unmodified and in full force and effect and that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Fixed Rent and Additional Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Fixed Rent and Additional Rent and other charges have been paid and a statement that, to the best of Tenant's knowledge, Landlord is not in default hereunder (or if in default, the nature of such default, in reasonable detail). Any such statement delivered pursuant to this Section 5.1.11 may be relied upon by any prospective purchaser or mortgagee of the Premises, or any prospective assignee of any such mortgagee.

      5.1.12 Landlord's Expenses Re Consents. To reimburse Landlord promptly on demand for all reasonable legal expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder; and Landlord agrees to reimburse Tenant promptly on demand for all reasonable legal expenses incurred by Tenant in connection with all requests by Landlord for consent or approval hereunder.

      5.1.13 Financial Statements. Tenant shall furnish to Landlord and to any holder of a mortgage on the Premises as Landlord may designate by notice to Tenant, within 120 days after each full or partial fiscal year of operation on the Premises, a current balance sheet and an annual operating statement, in form and detail satisfactory to Landlord and to any such holder of a mortgage, prepared by a certified public accountant acceptable to Landlord and to any such holder of a mortgage. Landlord shall not provide such statements to any party other than Landlord's counsel, mortgagees or prospective mortgagees, and other parties on a need to know basis.

      5.1.14 Insurance. To carry the following insurance at all times during the Term of this Lease:

      Commercial general liability insurance, including contractual liability and Host Liquor liability insurance indemnifying Landlord and Tenant against all claims and demands for any injury to person or property which may be claimed to have occurred on or about the Premises or connected with the use, condition or occupancy of any thereof, with combined single limit coverage at least equal to the limits set forth in Section 1.1, or such higher limits as Landlord may reasonably require; and

      workers' compensation insurance with statutory limits covering all of Tenant's employees working on the Premises.

      During the Term if any construction, renovation, Building improvements or alterations are performed on the Premises by or on behalf of Tenant then Tenant shall provide, prior to the commencement of any such activity, "all physical loss" builder's risk insurance based on a completed value form, on all work being performed on the Premises, in such amounts as Landlord may reasonably require to afford one hundred percent (100%) coverage against loss, and owner's contingent or protective liability insurance, covering claims not covered by or under the terms of the above-mentioned commercial general liability insurance, with combined single limit coverage at least equal to the limits set forth in
Section 1.1, or such higher limits as Landlord may reasonably require;

      and workers' compensation insurance covering all persons working on the job site or in connection with such construction.

     All policies required under this Section shall be obtained from responsible companies qualified to do business in the state in which the Premises are located and in good standing therein, which companies and the amount of insurance allocated thereto shall be subject to Landlord's approval. Tenant agrees to furnish Landlord certificates of insurance (and copies of policies if required by any of Landlord's mortgagees) for all such insurance prior to the beginning of the Term hereof and of each renewal policy at least 30 days prior to the expiration of the policy it renews. Each such policy shall be non-cancelable with respect to the interest of Landlord and the holders of any mortgages on the Premises without at least 30 days' prior written notice thereto, except that required notice period shall be 20 days with respect to workers' compensation insurance. In the event provision for any such insurance is to be by a blanket insurance policy, the policy shall allocate a specific amount of coverage to the Premises, which allocation shall be sufficient in amount to satisfy the requirements of this Section.

     All insurance which is carried by either party with respect to the Premises or to furniture, furnishings, fixtures or equipment therein or alterations or improvements thereto, whether or not required, shall include provisions which either designate the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury, insofar as, and to the extent that such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the state in which the Premises are located (even though extra premium may result therefrom). In the event that extra premium is payable by either party as a result of this provision, the other party shall imburse the party paying such premium the amount of such extra premium. If at the request of one party, this nonsubrogation provision is waived as to such party, then the obligation of reimbursement by such party shall cease for such period of time as such waiver shall be affective, but nothing contained in this Section shall derogate from or otherwise affect releases elsewhere herein contained of either party for claims. Each party shall be entitled to have duplicates or certificates of any policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said nonsubrogation provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance. Tenant shall not acquire as insured under any insurance carried on the Premises any right to participate in the adjustment of loss or to receive insurance proceeds and agrees upon request promptly to endorse and deliver to Landlord any checks or other instruments in payment of loss in which Tenant is named as payee.

      5.2 Negative Covenants. Tenant covenants at all times during the Term and for such further time as Tenant occupies the Premises or any part thereof:

      5.2.1 Assignment and Subletting. Not to assign, transfer, mortgage or pledge this Lease or to grant a security interest in Tenant's rights hereunder, or to sublease (which term shall be deemed to include the granting of concessions and licenses and the like) or permit anyone other than Tenant to occupy all or any part of the Premises or suffer or permit this Lease or the leasehold interest hereby created or any other rights arising under this Lease to be assigned, transferred or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, unless, in each instance (i) the prior written consent of Landlord thereto shall have been obtained, (ii) any defaults then existing with respect to the obligations of Tenant under this Lease shall have been cured, and (iii) in the case of a proposed assignment, sublease or occupancy by another, the proposed assignee, sublessee, or occupant is qualified to do business in the state in which the Premises are located and such assignee, sublessee, or occupant executes and delivers to Landlord an agreement satisfactory to Landlord by which such assignee, sublessee or occupant shall be bound by and shall assume all the obligations of this Lease relating to the portion or all of the Premises acquired by such assignee, sublessee or occupant. Tenant may assign this Lease or sublet any portion or all of the Premises to any corporation, partnership, trust, association or other business or organization (x) directly or indirectly controlling and beneficially owning Tenant, (y) directly or indirectly controlled by and beneficially owned by Tenant, or to any successor of Tenant by merger, consolidation or acquisition of substantially all of the assets of Tenant, without the prior written consent of Landlord as required in (i) above, provided that (a) Tenant shall deliver to Landlord at least 30 day's advance notice of such proposed assignment or sublease, (b) in the case of a merger, consolidation or sale, the net worth of Tenant's successor (determined in accordance with generally accepted accounting principles) immediately after such merger, consolidation or sale shall be at least equal to the net worth of Tenant (similarly determined) immediately prior to such merger, consolidation or sale. If for any assignment or sublease or occupancy by another, Tenant receives rent or other consideration, either initially or over the term of the assignment, sublease or occupancy, in excess of the rent called for hereunder, or in case of sublease of part of the Premises, in excess of such rent fairly allocable to the part so subleased, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account, Tenant shall pay to Landlord, as Additional Rent, 50% of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt. In the event of a proposed subletting, Tenant's request for Landlord's consent shall constitute an offer to Landlord to release from this Lease that portion of the Premises proposed to be sublet, which offer Landlord may accept within 30 days after receipt. If Landlord accepts such offer, this Lease shall be deemed to have been amended by deleting such portion from the Premises and by reducing the Fixed Rent by an amount equal to the product of the Fixed Rent multiplied times a fraction, the numerator of which shall be equal to the net rentable floor area of such portion deleted from the Premises and the denominator of which shall be equal to the net rentable floor area of the Premises including the deleted portion. Thereafter, for all purposes of this Lease the Premises shall mean the balance of the premises demised hereunder following deletion of the affected portion thereof, and all Additional Rent payable hereunder shall be adjusted pro-rata, accordingly. Such amendment shall be effective on the proposed effective date of the sublease as specified in Tenant's request for consent. Tenant shall be responsible for all changes in leasehold improvements, including doors and demising walls, required by such amendment, which changes shall be constructed in accordance with the relevant provisions of Section 3.2, Section
5.1.5 and Section 5.2.3, and Tenant shall at all times provide reasonable and appropriate access through the balance of the Premises demised hereunder to such deleted portion of the Premises and use of any common facilities lying within the said balance of the Premises. Landlord's failure to accept Tenant's offer to release shall not constitute a consent to the proposed subletting. In the event of a proposed assignment of this Lease, Tenant's request for Landlord's consent shall constitute an offer to Landlord to terminate this Lease, which offer Landlord may accept within 30 days after receipt. Landlord's failure to accept Tenant's offer to terminate shall not constitute a consent to the proposed assignment. For the purposes of this Section 5.2.1, the transfer in the aggregate in any one year of 50% or more in interest in Tenant (whether stock, partnership interest or other form of ownership or control) by any person or persons having an interest in ownership or control of Tenant shall be deemed an assignment of this Lease. The preceding sentence shall not apply to an initial public offering of the stock of the initial Tenant, nor to the trading of the outstanding stock of the initial Tenant thereafter so long as such Tenant has a class of stock registered under the Securities Exchange Act of 1934.

     Any attempted assignment, transfer, mortgage, pledge, grant of security interest, sublease or other encumbrance, except as permitted by this Section 5.2.1, shall be void. No assignment, transfer, mortgage, grant of security interest, sublease or other encumbrance, whether or not approved, and no indulgence granted by Landlord to any assignee, sublessee or occupant shall in any way impair Tenant's continuing primary liability (which, except for a complete assignment of Tenant's interest releasing Tenant from further liability hereunder and consented to by Landlord pursuant to Section 5.2.1, shall be joint and several with the assignee or sublessee) of Tenant hereunder, and no approval in a particular instance shall be deemed to be a waiver of the obligation to obtain Landlord's approval in any other case.

     5.2.2 Overloading and Nuisance. Not to injure, overload, deface or otherwise harm the Premises; nor commit any nuisance; nor permit the emission of any objectionable noise or odor; nor make, allow or suffer any waste; not to dump, flush, or in any way introduce any hazardous substances or any other toxic substances into the septic, sewage or other waste disposal system serving the Premises; not to generate, store, use or dispose of hazardous or toxic substances in or on the Premises, or dispose of hazardous or toxic substances from the Premises to any other location, or commit or suffer to be committed in or on the Premises any act which would require the filing of notice pursuant to Chapter 232 of the Acts of 1982, without the prior written consent of Landlord and then only in compliance with any and all Federal, state and local laws and ordinances regulating such activity; nor make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate any of Landlord's insurance; nor conduct any auction, fire, "going out of business" or bankruptcy sales. "Hazardous substances" and "toxic substances", as used in this paragraph, shall have the same meanings as defined and used in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9061 et seq.; in the Hazardous Materials Transportation Act, 49 U.S.C. 1802; in the Toxic Substances Act, 15 U.S.C.
2601 et seq.; and in the regulations adopted and publications promulgated pursuant to said Acts.

      5.2.3 Installation, Alterations or Additions. Except for the work specified in Exhibit C, not to make any installations, alterations or additions in, to or on the Premises (including, without limitation, buildings, lawns, planted areas, walks, roadways, parking and loading areas) nor to permit the making of any holes in the walls, partitions, ceilings or floors, nor permit the painting or placing of any exterior signs, placards or other advertising media, awning, aerials, antennas, or flagpoles, or the like, without on each occasion obtaining the prior written consent of Landlord, and then only pursuant to plans and specifications approved by Landlord in advance in each instance.

                        ARTICLE VI:  Casualty or Taking
                        -------------------------------

      6.1 Termination Rights. In case prior to or during the Term more than 50% of the Premises or the Building or the lot on which the Building is located (the "Lot") are damaged by fire or other casualty or by action of public or other authority in consequence thereof, or taken by eminent domain or Landlord receives compensable damage by reason of anything lawfully done in pursuance of public or other authority, and Landlord determines in its sole discretion that the Premises or Building shall not be restored, this Lease shall terminate by written notice to Tenant from Landlord given not more than forty-five (45) days after such casualty or taking, which termination may be made notwithstanding Landlord's entire interest may have been divested. The effective date of termination specified by Landlord shall not be less than thirty (30) nor more than sixty (60) days after the date of written notice of such termination. Further, during the Term, in the event of (a) damage to the Premises which makes fifty (50%) percent or more of the Premises unfit for use and occupancy, or damage to the Tenant's computer room located in the Premises that renders such computer room inoperable, or (b) damage to a material portion of the common facilities necessary for the practical use and enjoyment of the Premises (including, without limitation, any material portion of the common facilities which provide access to the Premises), or (c) a permanent taking of fifty (50%) percent or more of the Premises or a taking of any portion of the Tenant's computer room that renders such computer room inoperable, or (d) a permanent taking of a material portion of the common facilities necessary for the practical use and enjoyment of the Premises (including, without limitation, any material portion of the common facilities which provide access to the Premises), Tenant may, by notice given to Landlord within 30 days of such casualty or taking, notify Landlord of its desire to terminate this Lease. If such a notice is given, this Lease shall terminate 30 days after such notice is given unless, in the case of (a) or (b) above, within 30 days of the giving of such notice, Landlord delivers to Tenant its certification (together with a construction schedule demonstrating that the damaged portion of the Premises will be restored by the Outside Restoration Date) that the Landlord intends to restore the Premises and the common facilities, as the case may be, to substantially the condition they were in prior to such casualty or taking within 180 days of the event giving rise to such notice (the "Outside Restoration Date"), and in the case of (c) or (d) above, the Landlord intends to replace what remains of the Premises and the common facilities, as the case may be, by the Outside Restoration Date so that Tenant will again be able to have the practical use and enjoyment of the Premises to substantially the same extent as prior to such taking. Notwithstanding the foregoing, with respect to any casualty occurring in Tenant's computer room, the Outside Restoration Date for restoration work undertaken in such computer room shall be the date sixty (60) days after the casualty or taking. Unless terminated pursuant to the foregoing provision, this Lease shall remain in full force and effect following any damage or taking, subject, however, to the following provisions, and subject further to the additional right of Tenant to terminate this Lease if the restoration of the Premises or the common facilities has not occurred by the Outside Restoration Date (such date being extended by the number of days, not to exceed fifteen (15) days in the aggregate with respect to restoration work being done in

Tenant's computer room, and sixty (60) days in the aggregate otherwise, as specified in a notice or notices given from time to time by Landlord to Tenant prior to the then applicable Outside Restoration Date, of delays in completion attributable to the occurrence of a force majeure event as provided in Section 9.5). Tenant may not exercise such additional right to terminate this Lease except within 30 days after the Outside Restoration Date (as so extended by such a notice or notices). Notwithstanding the foregoing, upon the occurrence of a casualty or taking of the nature hereinabove described in clauses (a), (b), (c), or (d), which occurs within the last twelve (12) months of the Term, Landlord shall have the option to terminate this Lease upon written notice to Tenant.

     If in any such case the Premises or any portion thereof are rendered unfit for use and occupation or any portion of the common facilities necessary for the practical use and enjoyment of the Premises are unavailable for use and this Lease is not so terminated, Landlord shall use due diligence (following the expiration of the period in which this Lease may be terminated pursuant to the foregoing provisions of this Section 6.1), subject to the availability of insurance proceeds and consent of the holders of any mortgages on the Lot, Building or both, to put the Premises, and any portion of the common facilities necessary for the practical use and enjoyment of the Premises or in case of a taking what may remain thereof (excluding in case of both damage and taking any items installed or paid for by Tenant), into proper condition for use and occupation prior to the Outside Restoration Date. A just proportion of the fixed rent and additional rent according to the nature and extent of the injury shall be abated from the time of the damage or taking until the Premises or such portion of the common facilities or such remainder shall have been put into proper condition for use and occupation or until termination of this Lease, and in case of a taking which permanently reduces the area of the Premises, a just proportion of the fixed rent and additional rent shall be abated for the remainder of the Term.

      6.2 Award. Irrespective of the form in which recovery may be had by law, all rights to damages or compensation shall belong to Landlord in all cases. Tenant hereby grants to Landlord all of Tenant's rights to such damages and covenants to deliver such further assignments thereof as Landlord may from time to time request.

                            ARTICLE VII:  Defaults
                            ----------------------

      7.1 Events of Default. (a) If Tenant shall default in the performance of any of its obligations to pay the Fixed Rent or Additional Rent hereunder and if such default shall continue for 10 days after notice from Landlord designating such default or if within 30 days after notice from Landlord to Tenant specifying any other default or defaults Tenant has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such correction to completion, or (b) if Tenant or any present or future guarantor of all or any portion of Tenant's obligations under this Lease (a "Guarantor") becomes insolvent or fails to pay its debts as they fall due, or

(c) if a trust mortgage or assignment is made by Tenant or by any Guarantor for the benefit of creditors, or (d) if Tenant or any Guarantor proposes a composition, arrangement, reorganization or recapitalization with creditors, or
(e) if the leasehold estate under this Lease or any substantial part of the property of Tenant or of any Guarantor is taken on execution, or by other process of law, or is attached or subjected to any other involuntary encumbrance, or (f) if a receiver, trustee, custodian, guardian, liquidator or similar agent is appointed with respect to Tenant or any Guarantor, or if any such person or a mortgagee, secured party or other creditor takes possession of the Premises or of any substantial part of the property of Tenant or of any Guarantor, and, in either case, if such appointment or taking of possession is not terminated within 30 days after it first occurs, or (g) if a petition is filed by or with the consent of Tenant or of any Guarantor under any federal or state law concerning bankruptcy, insolvency, reorganization, arrangement, or relief from creditors, or (h) if a petition is filed against Tenant or against any Guarantor under any federal or state law concerning bankruptcy, insolvency, reorganization, arrangement, or relief from creditors, and such petition is not dismissed within 60 days thereafter, or (i) if Tenant or any Guarantor which is a corporation dissolves or is dissolved or liquidates or adopts any plan or commences any proceeding, the result of which is intended to include dissolution or liquidation, then, and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter and without demand or notice and with or without process of law (except such demand, notice, or legal process, if any, as required by applicable law) enter into and upon the Premises or any part thereof (forcibly, if necessary) in the name of the whole or mail a notice of termination addressed to Tenant, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects (forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid this Lease shall terminate, Tenant hereby waiving all statutory rights (including without limitation rights of redemption, if any, to the extent such rights may be lawfully waived) and Landlord, without notice to Tenant, may store Tenant's effects, and those of any person claiming through or under Tenant at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

      7.2 Remedies. In the event that this Lease is terminated under any of the provisions contained in Section 7.1 or shall be all be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, the greater of: (a) the excess of the total rent reserved for the residue of the Term over the rental value of the

Premises for said residue of the Term (in calculating the rent reserved there shall be included, in addition to the Fixed Rent and Additional Rent, the value of all other considerations agreed to be paid or performed by Tenant for said residue); or (b) all the sums and to perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the next preceding sentence Tenant shall be credited with the portion of any amount paid to Landlord as compensation as in this Section 7.2 provided, allocable to the corresponding portion of the Term and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may, but shall not be obligated to, (i) relet the Premises or any part or parts thereof, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its reasonable judgment considers advisable or necessary to relet the same, (ii) make such alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers advisable or necessary to relet the same, and (iii) keep the Premises vacant unless and until Landlord is able to rent the Premises to a Tenant which is at least as desirable and financially responsible as Tenant is on the date of this Lease, on terms not less favorable to Landlord than those of this Lease. No action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings under any federal or state law relating to bankruptcy or insolvency or reorganization or arrangement, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved.

      7.3 Remedies Cumulative. Any and all rights and remedies which Landlord may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

      7.4 Landlord's Right to Cure Defaults. Landlord may, but shall not be obligated to, cure, at any time, following 10 days' prior notice to Tenant, except in cases of emergency when no notice shall be required, any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys' fees, in curing a default shall be paid by Tenant to Landlord as Additional Rent on demand, together with interest thereon at the rate provided in Section 4.3 from the date of payment by Landlord to the date of payment by Tenant.

      7.5 Effect of Waivers of Default. Any consent or permission by Landlord to any act or omission which otherwise would be a breach of any covenant or condition herein, or any waiver by Landlord of the breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord, or by Tenant, unless such waiver be in writing signed by the party to be charged. No consent or waiver, express or implied, by Landlord to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

      7.6 No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, unless Landlord elects by notice to Tenant to credit such sum against the most recent installment due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed a waiver, an agreement or an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

                           ARTICLE VIII:  Mortgages
                           ------------------------

      8.1 Rights of Mortgage Holders. The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments evidencing other voluntary liens or encumbrances, and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. The word "holder" shall mean a mortgagee, and any subsequent holder or holders of a mortgage. Until the holder of a mortgage shall enter and take possession of the Premises for the purpose of foreclosure, such holder shall have only such rights of Landlord as are necessary to preserve the integrity of this Lease as security. Upon entry and taking possession of the Premises for the purpose of foreclosure, such holder shall have all the rights of Landlord. Notwithstanding any other provision of this Lease to the contrary, including without limitation Section 9.4, no such holder of a mortgage shall be liable either as mortgagee or as assignee, to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall enter and take possession of the Premises for the purpose of foreclosure, and such holder shall not in any event be liable to perform or for failure to perform the obligations of Landlord under Section 3.1. Upon entry for the purpose of foreclosure, such holder shall be liable to perform all of the obligations of Landlord under this Lease accruing from and after such entry (except for the obligations under Sections 3.1 and 3.5 which such holder shall in no event be obligated to perform), subject to and with the benefit of the provisions of Section 9.4, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under said provisions to the owner of the Premises. No Fixed Rent, Additional Rent or any other charge shall be paid more than 10 days prior to the due dates thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee. The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a holder of a mortgage (including, without limitation, the covenants and agreements contained in this Section 8.1) constitute a continuing offer to any person, corporation or other entity, which by accepting a mortgage subject to this Lease, assumes the obligations herein set forth with respect to such holder; such holder is hereby constituted a party of this Lease as an obligee hereunder to the same extent as though its name were written hereon as such; and such holder shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may be necessary to implement the provisions of this Section 8.1.

      8.2 Lease Superior or Subordinate to Mortgages. This Lease is and shall continue to be subject and subordinate to any presently existing mortgage or mortgages secured by the Premises, and to any and all advances hereafter made thereunder, and to the interest of the holder or holders thereof in the Premises. The holder of any such presently existing mortgage shall have the election to subordinate the same to this Lease, exercisable by filing with the appropriate recording office a notice of such election, whereupon this Lease shall have priority over such mortgage. A copy of such filing shall be given to Tenant. Such election by the holder of any presently existing mortgage shall not affect priority with respect to this Lease of any other presently existing mortgage. Any mortgage or other voluntary lien or other encumbrance recorded subsequent to the recording of the notice or short form referred to in Section 9.3 shall be subject and subordinate to this Lease unless Landlord and the holder of any such subsequent mortgage and the holders of all mortgages prior to such subsequent mortgage elect to subordinate this Lease to such subsequent mortgage and to any and all advances thereafter made thereunder and to the interest of the holder thereof in the Premises, such election to be exercisable by Landlord and all such holders by filing with the appropriate recording office (a) a notice of such election and (b) an agreement between the holder of such subsequent mortgage and Tenant, consented to by holders of all mortgages having priority over such subsequent mortgage, by the terms of which such holder will agree to recognize the rights of Tenant under this Lease and to accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise and Tenant will agree to recognize the holder of such subsequent mortgage as Landlord in such event, which agreement shall be made expressly to bind and inure to the benefit of the successors and assigns of Tenant and of such holder and upon anyone purchasing said Premises at any foreclosure sale brought by such holder. Tenant and Landlord agree to execute and deliver any appropriate instruments necessary to carry out the agreements contained in this Section 8.2. Any such subsequent mortgage to which this Lease is subordinated may contain such terms, provisions and conditions as are usual or customary.

                     ARTICLE IX:  Miscellaneous Provisions
                     -------------------------------------

      9.1 Notices from One Party to the Other. All notices required or permitted hereunder shall be in writing and addressed, if to the Tenant, at the Original Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at the Original Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall be deemed duly given when mailed to such address postage prepaid, registered or certified mail, return receipt requested, or when delivered to such address by hand.

      9.2 Quiet Enjoyment. Landlord agrees that upon Tenant's paying the rent and performing and observing the terms, covenants, conditions and provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease.

      9.3 Lease not to be Recorded. Tenant agrees that it will not record this Lease. Both parties shall, upon the request of either, execute and deliver a notice or short form of this Lease in such form, if any, as may be permitted by applicable statute. If this Lease is terminated before the Term expires the parties shall execute, deliver and record an instrument acknowledging such fact and the actual date of termination of this Lease, and Tenant hereby appoints Landlord its attorney-in-fact, coupled with an interest, with full power of substitution to execute such instrument.

      9.4 Bind and Inure; Limitation of Landlord's Liability. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Premises shall be liable under this Lease except for breaches of Landlord's obligations occurring while owner of the Premises. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Premises but not upon other assets of Landlord. No individual partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Premises in pursuit of its remedies upon an event of default hereunder, and the general assets of Landlord and of the individual partners, trustees, stockholders, officers, employees or beneficiaries of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant. The next preceding sentence shall not limit the right of Tenant to name Landlord or any individual partner or trustee thereof as party defendant in any action or suit in connection with this Lease so long as no personal money judgment shall be asked for or taken against any individual partner, trustee, stockholder, officer, employee or beneficiary of Landlord.

      9.5 Acts of God. In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time", and such time shall be deemed to be extended by the period of such delay.

      9.6 Landlord's Default. Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and such failure shall continue for a period of 30 days following Landlord's receipt of notice from Tenant specifying the nature of Landlord's alleged default, or such additional time, not to exceed 120 days, as is reasonably required to correct any such default that cannot be cured within 30 days, provided Landlord commences such cure within 30 days and thereafter diligently pursues the same until completion. In the event Landlord fails to cure a material default alleged in Tenant's notice of default, Tenant shall be entitled to terminate this lease upon 10 days written notice to Landlord if such default is not cured within such 10 days, but Tenant shall have no other right to terminate this Lease and no right, for any default, to offset or counterclaim against any rent due hereunder. Landlord shall not be liable in any event for incidental or consequential damages to Tenant by reason of any default by Landlord hereunder, whether or not Landlord is notified that such damages may occur.

      9.7 Brokerage. Tenant warrants and represents that it has had no dealings with any broker or agent in connection with this Lease and covenants to defend with counsel approved by Landlord, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent with respect to Tenant's dealings in connection with this Lease or the negotiation thereof.

      Landlord warrants and represents that it has had no dealings with any broker or agent in connection with this Lease and covenants to defend with counsel approved by Tenant, hold harmless and indemnify Tenant from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent with respect to Landlord's dealings in connection with this Lease or the negotiation thereof.

      9.8 Applicable Law and Construction.

      9.8.1 Applicable Law. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall be declared invalid, or unenforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Lease and their application to persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties, and in the place of such invalid or unenforceable provision, there shall be substituted a like, but valid and enforceable provision which comports to the findings of the aforesaid court and most nearly accomplishes the original intention of the parties.

      9.8.2 No Other Agreement. There are no oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended, and the provisions thereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant.

      9.8.3 No Representations by Landlord. Neither Landlord nor any agent of Landlord has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are granted to Tenant except as herein expressly set forth.

      9.8.4 Titles. The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease.

      9.8.5 "Landlord" and "Tenant". Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one tenant the obligations imposed by this Lease upon Tenant shall be joint and several.

      9.9 Submission Not an Offer. The submission of a draft of this Lease or a summary of some or all of its provisions does not constitute an offer to lease or demise the Premises, it being understood and agreed that neither Landlord nor Tenant shall be legally bound with respect to the leasing of the Premises unless and until this Lease has been executed by both Landlord and Tenant and a fully executed copy delivered.

      9.10 Signs. If permitted as of right under the applicable ordinances in the Town of Billerica, Landlord shall install, at its expense, the following signs for Tenant:

      an exterior sign on the portion of the Building known as the connector building; and

      appropriate interior signs in such locations as to be reasonably approved by Landlord and Tenant.

      Plans for such signs shall be prepared by Landlord and approved by Tenant, such approval not to be unreasonably withheld. In the event that construction of any or all of the signs listed above is not permitted as of right, Landlord shall so notify Tenant, and if Tenant still desires the construction of such sign or signs, Landlord shall, at Tenant's expense, use reasonable efforts to obtain the appropriate approvals for the same from the Town of Billerica. In no event shall Landlord be required to appeal any unfavorable decision by Town of Billerica authorities. Tenant shall reimburse Landlord for its expenses in pursuing such approvals within 15 days of Landlord's invoice for the same.

      9.11 Costs and Expenses of Enforcement. In the event of any action taken by Landlord or Tenant to enforce a provision of this Lease against the other, the non-prevailing party shall pay the prevailing party, on demand, its costs, including reasonable attorney's fees and expenses, incurred in such enforcement action.

      WITNESS the execution hereof under seal as of the day and year set forth in Section 1.1.

Landlord:                                Tenant:

Wang Laboratories, Inc.                  Peritus Software Services, Inc.



By: /s/ Michael F. Farley                By:  /s/ Allen K. Deary
   ---------------------------              -----------------------------
     Its:                                     Its:
     Hereunto duly authorized                 Hereunto duly authorized
                                              (attach corporate vote)

                                   EXHIBIT A

      The Premises are shown as the shaded areas on the attached plan.


                      [DIAGRAM OF PREMISES APPEARS HERE]

                                   EXHIBIT B

                                Landlord's Work


     Connector portion of the Building
     ---------------------------------

     Install refurbished Herman Miller partition cubicles, 5' high with 30" work surface, including corner surfaces, 2 flipper files with lights under, 2 pedestal files, pencil drawer, keyboard drawer, cabled and powered per specifications to be attached

     Manufacturing portion of the Building
     -------------------------------------

     Install refurbished Herman Miller partition cubicles, 5' high with 30" work surface, including corner surfaces, 2 flipper files with lights under, 2 pedestal files, pencil drawer, keyboard drawer, cabled and powered per specifications to be attached new carpet to match existing carpet in manufacturing building paint walls and ceiling

     build out office area in computer room with demountable walls, cabled and powered per specifications to be attached


     Except for the foregoing Landlord's Work, the Premises are leased to Tenant in "AS IS" and "WHERE IS" condition, without representation or warranty of any kind.

                                   EXHIBIT C

                                 Tenant's Work

     All work, other than Landlord's Work, required by Tenant for Tenant's use and occupancy.

                                   EXHIBIT D
                                   ---------


                      SERVICES TO SE SUPPLIED BY LANDLORD

Landlord shall provide the following services, utilities, facilities and supplies:

     1.   Access. Access to the Premises from the Building lobby during regular
          ------
          Building hours 8:00 a.m. to 6:00 p.m. Monday through Friday (holidays excluded), 8:00 am. to 1:00 p.m. Saturdays, and, at all other times, controlled access under conditions which will ensure the security of the Building;

     2.   Elevator.  Daily elevator service during Building hours as specified
          --------
          above with other service as needed;

     3.   Heat and Air Conditioning.  [Note: The following restrictions on HVAC
          -------------------------
          services shall not apply to the areas designated on Exhibit A as
                                                              -------
          requiring 24-hour a day cooling.] Normal amounts of heat and air-conditioning to the common areas of the Building and the Premises and the Temporary Premises during normal seasonal heating and cooling periods during regular Building hours 8:00 a.m. to 6:00 p.m. Monday through Friday (holidays excluded) and 8:00 a.m. to 1:00 p.m. Saturdays. Landlord shall furnish heat or air-conditioning beyond the hours stated above provided that Tenant delivers notice to Landlord requesting such service before noon on the business day when such service is required for that evening and by noon of the preceding business day when such service is required on a Saturday, Sunday or holiday. Tenant and other tenants, if any, located in the applicable heating or air-conditioning zone who have requested and are receiving the benefit of such service at the same time as Tenant shall pay their proportionate share of Landlord's Cost of supplying such additional service. Within ten (10) days after receipt of a bill from Landlord enumerating its costs for such services, Tenant shall pay Landlord all amounts so billed;

     4.   Hot and Cold Water.  Hot and cold water for lavatory, drinking and
          ------------------
          office cleaning purposes. If Tenant requires, uses or consumes water for any other purpose, Landlord may install a meter or meters or other means to measure Tenant's water consumption and Tenant further agrees to reimburse Landlord for the cost of the meter or meters and the installation thereof, and to pay for the maintenance of the meter equipment and/or to pay Landlord's cost of installing other means of measuring such water consumption by Tenant. Within ten (10) days after receipt of a bill from Landlord setting forth the cost of all water consumed by Tenant (including sewer rents). Tenant shall pay Landlord the amount so billed;

     5.   Snow Removal.  The removal of snow and ice from the entry to and
          ------------
          sidewalks of the Building;

     6.   Security.  Lobby security desk with security guard, elevator lockoff
          --------
          capacity, intercom system and television monitoring System;

     7.   Cleaning.  Building Standard cleaning services in the Premises,
          --------
          Temporary Premises and common areas of the Building, except Saturdays, Sundays and holidays as follows:

          OFFICE AREA
          -----------

               Daily - Monday through Friday inclusive, Legal Massachusetts
               -----
               Holidays excluded.

                    1. Empty all receptacles and remove trash to designated area, wash receptacles as necessary.
                    2.   Spot vacuum all rugs and carpets.
                    3. Hand dust and wipe clean with treated cloths all horizontal surfaces including furniture, office equipment, window sills, door ledges, chair rails and convertor tops, within normal reach.
                    4.   Wash clean all water fountains.

               Weekly
               ------

                    1.   Dust coat racks, and the like.
                    2. Remove all finger marks from private entrance doors, light switches and doorways.
                    3.   Vacuum all rugs and carpets.
                    4.   Hand dust all grill work within normal reach.
                    5. Sweep and damp mop all uncarpeted areas using a dust-treated mop.

               Quarterly - Render high dusting not reached in daily cleaning to
               ---------
               include;

                    1. Dusting all picture frames, charts, graphs, and similar wall hangings.

                    2. Dusting all vertical surfaces such as walls, partitions, doors and ducts.
                    3.   Dusting of all exposed pipes, ducts and high moldings.
                    4.   Dusting of all venetian blinds.

          LAVATORIES
          ----------

               Daily - Monday through Friday inclusive, Legal Massachusetts
               -----
               Holidays excluded.

                    1.   Sweep and damp mop floor.
                    2. Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, piping and toilet seat hinges.
                    3.   Wash both sides of toilet seats.
                    4.   Wash all basins, bowls and urinals.
                    5.   Dust clean all powder room fixtures.
                    6.   Empty and clean paper towel and sanitary receptacles.
                    7.   Remove waste paper and refuse to designated area.
                    8. Refill soap dispensers, towel dispensers, vending sanitary dispensers (materials to be supplied by Landlord).
                    9. A sanitizing solution will be used in all lavatory cleaning.

               Monthly
               -------

                    1.   Machine scrub lavatory floor.
                    2.   Wash all partitions and tile walls in lavatories.
                    3.   Dust exhaust vents and ceiling diffusers.

          MAIN LOBBY, ELEVATORS, AND CORRIDORS
          ------------------------------------

               Daily - Monday through Friday inclusive, legal Massachusetts
               -----
               Holidays excluded.

                    1.   Wash or vacuum all floors.
                    2.   Wash all rubber mats.
                    3. Clean all elevators, wash or vacuum floor, wipe down walls and doors.
                    4.   Spot clean any metal work in lobby.
                    5.   Spot clean any metal work surrounding
                         building entrance doors.
                    6.   Spot clean and polish guard desk.
                    7.   Vacuum all corridor carpets.

               Weekly
               ------

                    1. All resilient tile floors in public areas to be treated equivalent to spray buffing.
                    2.   Shampoo carpeting in elevator.

          STAIRWELLS
          ----------

               Weekly - Monday through Friday inclusive, Legal Massachusetts
               ------
               Holidays excluded.

                    1.   Sweep all stairways.

          SPECIAL NOTE
          ------------

                    1. Upon completion of cleaning, all lights will be turned off and doors locked, leaving premises in an orderly condition.
                    2. Any security problems will be immediately reported to the security officer on duty.
                    3. Any maintenance problems discovered will be promptly reported to building superintendent.
                    4. All cleaning personnel will wear identification badges with their picture at all times while in the building.

                            [LETTERHEAD OF PERITUS]



December 2, 1994



Mr. Tom Maher
Bull Worldwide Information Systems
Law Office
Technology Park
Billerica, MA 01821


Re:  PERITUS LETTER OF INTENT FOR LEASE SPACE - 300 CONCORD ROAD BILLERICA
     ---------------------------------------------------------------------

Dear Tom:

This letter is to confirm Peritus' intention to enter into a lease agreement with Bull assignable to Wang. This lease agreement covers approximately 32,000 square feet of office and computer space at 300 Concord Road in Billerica, MA. We are continuing our lease negotiations with Bull and Wang and expect a resolution within the next few weeks.

Please let me know if you require anything further.

Regards,

/s/ Allen K. Deary
Allen K. Deary
Vice President

cc: Mike Farley
    Bob Devito

                                LEASE AMENDMENT

     This Lease Amendment is entered in as of this 1st day of October, 1995, between Wang Laboratories, Inc., a Delaware corporation ("Landlord") and Peritus Software Services, Inc., a ________________ corporation ("Tenant").

     Reference is made to a certain lease between Landlord and Tenant dated as of February 1, 1995 (the "Lease"). This Lease Amendment amends certain provisions of the Lease. All capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

     1.   Demise and Term.  Landlord hereby leases and demises to Tenant and
          ---------------
Tenant hereby leases from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of the Lease, as the same is affected by the provisions of this Lease Amendment, certain premises located on the first floor of the Building, consisting of approximately 8678 square feet, and shown on the plan attached as Exhibit A (the "Additional Premises"). With respect to the Additional Premises, the term will commence and the increased rent provisions described below will take effect 5 days after notice from Landlord to Tenant that Landlord's Work (as defined below) on the Additional Premises is substantially complete (the "Additional Premises Commencement Date"), and shall continue for the Term (as defined in the Lease), unless sooner terminated pursuant to the provisions of the Lease. The term "substantially completed" as used herein shall mean that the work to be performed by Landlord pursuant to Section 2 of this Lease Amendment has been completed with the exception of: (a) minor items which can be fully completed without material interference with the use of the Premises by Tenant for the Permitted Uses, (b) other items which because of the season or weather or the nature of the item are not practicable to do at the time and (c) items which are incomplete because of Tenant Delays, which shall mean (i) the Tenant's failure to timely submit or approve plans hereunder or (ii) the Landlord's inability to timely obtain or install materials, fixtures or equipment requested by the Tenant which are not included in the work to be performed by Landlord pursuant to Exhibit B, (iii) change orders submitted by Tenant for further alterations or additions, or (iv) the failure by Tenant to pay to Landlord upon the execution of this Lease Amendment, the amount, if any, required to be paid for Tenant Improvements as set forth in Section 2 below. When the dates of the beginning and end of the Term of the Additional Premises have been determined such dates shall be evidenced by a document in form for recording executed by Landlord and Tenant and delivered each to the other.

     2.   Tenant Improvements.  Landlord shall cause to be performed, at
          -------------------
Tenant's expense, the work required by Exhibit B

("Landlord's Work"). All Landlord's Work shall be done in a good and workmanlike manner employing good materials and so as to conform to all applicable governmental laws, ordinances and regulations. Tenant agrees that Landlord may make any changes in such work which may become reasonably necessary or advisable, other than substantial changes, without approval of Tenant, provided notice is promptly given to Tenant; and Landlord may make substantial changes in such work, with the written approval of Tenant, which Tenant agrees will not be unreasonably withheld. Landlord shall use reasonable efforts to substantially complete Landlord's Work by September 15, 1995 (the "Additional Premises Delivery Date"), as the same may be extended pursuant to a force majeure event as described in Section 9.5 of the Lease, but Landlord shall not be liable to Tenant or any other party for any damages suffered as a result of any failure by Landlord to substantially complete Landlord's Work by the Additional Premises Delivery Date.

     Tenant agrees that it will, proceeding with all reasonable dispatch from the time it receives from Landlord a notice that the Additional Premises are ready for work by Tenant, perform the work to be done by Tenant as set forth on Exhibit C ("Tenant's Work"), provided that no other work shall be done or fixtures or equipment installed by Tenant except with the prior written approval of Landlord and provided further that all work by Tenant shall be done in accordance with Section 5.1.5 of the Lease.

     During the period of occupancy of the Additional Premises by Tenant prior to the Additional Premises Commencement Date, all provisions of the Lease and this Lease Amendment except the provisions relating to the payment of rent for the Additional Premises shall apply to the extent that said provisions may be made applicable to said period.

     Tenant's Construction Representative (as defined below) may enter upon the Premises during the progress of Landlord's Work to inspect the progress thereof and to determine if the work is being performed in accordance with the requirements of this Section. Tenant shall promptly give to Landlord notices of any alleged failure by Landlord to comply with those requirements.

     Landlord's Work shall be deemed approved by Tenant when Tenant commences occupancy of the Additional Premises for business purposes except for items of Landlord's Work which are uncompleted or do not conform to Exhibit B and as to which Tenant shall, in either case, have given notice to Landlord by providing a "Punch List" prior to such commencement of occupancy. If Tenant shall not have commenced occupancy of the Premises for business purposes within 30 days after the Additional Premises Commencement Date, a certificate of completion by a licensed architect or registered engineer shall be conclusive evidence that Landlord's Work has been completed except for items stated in such certificate to be incomplete or not in conformity with Exhibit B.

     Each party authorizes the other to rely in connection with plans and construction upon approval and other actions on the party's behalf by any Construction Representative of the party named below or any person hereafter designated in substitution or addition by notice to the party relying. Tenant's Construction Representative shall be Allen Deary and Landlord's Construction Representative shall be Michael Farley.

     Landlord agrees to correct any defects due to faulty workmanship or materials in Landlord's Work for the Additional Premises, provided Tenant shall have given written notice of such defects to Landlord prior to the first anniversary of the Additional Premises Commencement Date. Except for the Landlord's Work, the Premises are leased to Tenant in "AS IS" and "WHERE IS" condition, without representation or warranty of any kind and Landlord makes no express or implied warranty that the Premises are suitable for the Permitted Uses, for Tenant's intended use of the Premises or for any purpose whatsoever. Without limiting the generality of the foregoing, Tenant understands and agrees that LANDLORD HEREBY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR THE PARTICULAR PURPOSE WITH RESPECT TO THE PREMISES AND ALL SYSTEMS AND EQUIPMENT THEREIN.

     3.   Rent Increase.  From and after the Additional Premises Commencement
          -------------
Date, the Annual Fixed Rent shall be increased by $167,108.95, so that thereafter the Annual Fixed Rent shall be equal to $636,543.95. From and after the Additional Premises Commencement Date, the Monthly Rent Payment shall be increased by $13,925.75, so that thereafter the Monthly Rent Payment shall be equal to $53,045.33. The Rent increase amounts are based on an estimate of the cost of Landlord's Work of $210,075.00. If the actual cost of Landlord's Work is higher or lower than $210,075.00, Landlord shall provide an accounting of the cost to Tenant after Landlord's Work is substantially completed, and the actual increase shall be adjusted accordingly. Landlord and Tenant agree to execute a subsequent Lease Amendment to confirm such adjustment at the request of either party.

     4.   Default and Effective Date.  In addition to any other remedies
          --------------------------
Landlord may have under the Lease or otherwise, Landlord may terminate this Lease Amendment, cease Landlord's Work on the Additional Premises, and retain all amounts paid hereunder and under the Lease if a default occurs and remains uncured beyond any applicable notice and grace periods under the Lease prior to the later of the Additional Premises Commencement Date or Tenant's commencing occupancy of the Additional Premises. From and after the Additional Premises Commencement Date, all terms, covenants, conditions and provisions of the Lease, as the same are affected by this Lease Amendment, shall apply to the Premises and the Additional Premises.

     5.   Applicable Law and Severance.  This Lease Amendment shall be governed
          ----------------------------
by and construed in accordance with the laws of the Commonwealth of Massachusetts. If any term, covenant, condition or provision of this Lease Amendment or the application thereof to any person or circumstances (other than the provisions requiring increased rent payments) shall be declared invalid, or unenforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Lease and their application to persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties, and in the place of such invalid or unenforceable provision, there shall be substituted a like, but valid and enforceable provision which comports to the findings of the aforesaid court and most nearly accomplishes the original intention of the parties.

     6.   No Other Agreement.  There are no oral or written agreements between
          ------------------
Landlord and Tenant affecting this Lease Amendment other than the Lease. The Lease, and this Lease Amendment, may be amended, and the provisions thereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant.

     7.   No Representations by Landlord.  Neither Landlord nor any agent of
          ------------------------------
Landlord has made any representations or promises with respect to the Premises, the Additional Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are granted to Tenant except as herein expressly set forth.

     8.   Titles.  The titles of the several Sections contained herein are for
          ------
convenience only and shall not be considered in construing the Lease or this Lease Amendment.

     9.   Submission Not an Offer.  The submission of a draft of this Lease or a
          -----------------------
summary of some or all of its provisions does not constitute an offer to lease or demise the Additional Premises, it being understood and agreed that neither Landlord nor Tenant shall be legally bound with respect to the leasing of the Additional Premises unless and until this Lease Amendment has been executed by both Landlord and Tenant and a fully executed copy delivered.

     10.  Tenant's Right to Remove Miller Furniture.  Because Landlord has
          -----------------------------------------
purchased and installed additional Miller Furniture in the Additional Premises, the second paragraph of Section 3.1 is amended to read as follows:

     Landlord and Tenant acknowledge that included in the

Landlord's Work is the installation of certain Herman Miller Systems Furniture (the "Miller Furniture"). With respect to the original Premises, Landlord has purchased the Miller Furniture and amortized the cost of the same over seven years so that the annual rent for each year of the Term with respect to the original Premises includes 14.29% of the Miller Furniture cost. With respect to the Additional Premises, Landlord has purchased additional Miller Furniture and amortized the cost of the same over 76 and 1/2 months so that the annual rent for each year of the Term with respect to the Additional Premises includes 15.79 of the Miller Furniture cost. Accordingly, at the expiration of the Term, and provided no Event of Default has occurred that has not been cured at the expiration of the Term, Landlord agrees Tenant may either (i) remove a total of
56.44 percent of the Miller Furniture from the entire Premises, including both the original Premises and the Additional Premises, or (ii) pay Landlord $117,931.00, which will be the remaining unamortized cost of the Miller Furniture at the end of the Term installed in both the original Premises and Additional Premises, and thereafter remove all of the Miller Furniture, in either case such removal to be completed not more than 30 days prior to the expiration of the Term and the Premises are to be otherwise in the condition required by Section 5.1.10.

     11.  Expansion Rights and Obligations.  Upon execution of this Lease
          --------------------------------
Amendment and continuing until the date one (1) year from the date of execution of this Lease Amendment (the "Put Date"), Tenant shall have a right of first refusal to lease the premises located on the first floor of the Building, consisting of approximately 7974 square feet and shown on the Plan Attached hereto as Exhibit A (the "Expansion Premises"), subject to the terms and conditions of this Section 11. If Landlord has reached an agreement with another tenant to lease the Expansion Premises for a specified rent and a specified allowance for tenant improvements (which allowance may be equal to zero), then Landlord shall provide written notice to Tenant of such agreement and Tenant shall have 7 days from the date of Landlord's notice to provide written notice to Landlord that Tenant desires to lease the Expansion Premises on the terms set forth in Landlord's notice (except that under all circumstances if Tenant leases the Expansion Premises the term of the lease with respect to the Expansion Premises shall be coterminous with the term of the Lease) . If Tenant provides such notice, Tenant shall have 7 days from the date of Tenant's notice to enter a lease amendment for the Expansion Premises prepared by Landlord reflecting the terms of Landlord's notice. If Tenant fails to either provide its notice or to execute and deliver the required lease amendment within the time required, Landlord shall be free to lease the Expansion Premises to any party on terms not more favorable to the tenant than those described in Landlord's notice. If the terms of any subsequent agreement to lease the Expansion Premises to another tenant are more favorable to the tenant than the terms contained in the original Landlord's notice, Landlord shall be required to again initiate the procedure provided for in this Section and allow Tenant the right to lease the Expansion Premises pursuant to the terms of such more favorable agreement. Tenant's rights under this Section shall only apply if at both the time of delivery of Tenant's notice and at the time of execution of the lease amendment for the Expansion Premises there exists no event of default that remains uncured. In addition to the foregoing, Tenant agrees that in consideration of Landlord's granting Tenant the right of first refusal with respect to the Expansion Premises, Tenant agrees that if Landlord has not entered an agreement to lease the Expansion Premises to any party on or within 1 year after the Put Date, then at any time for 1 year after the Put Date Landlord may require that Tenant execute a Lease Amendment within 15 days after written notice to Tenant pursuant to which Tenant shall be required to lease the Expansion Premises on the same rent, buildout provisions, and other terms and conditions that applied to Tenant's leasing of Additional Premises pursuant to this Lease Amendment. Failure of Tenant to execute and deliver such a lease amendment with 15 days after landlord's notice requiring the same shall constitute a default under the Lease, provided, however, that Landlord shall only be entitled to require Tenant to lease the Expansion Premises within the one year period after the Put Date.

     12.  Additional Expansion Rights and Obligations.  If Landlord and Tenant
          -------------------------------------------
executed the lease amendment for the Expansion Premises pursuant to Section 11 above, then from the date of such amendment and continuing until the date one
(1) year thereafter, Tenant shall have a right of first refusal to lease the premises located on the first floor of the Building, consisting of approximately 3784 square feet and shown on the plan attached hereto as Exhibit A (the "Right of First Refusal Premises"), subject to the terms and conditions of this Section
12. If Landlord has reached an agreement with another tenant to lease the Right of First Refusal Premises for a specified rent and a specified allowance for tenant improvements (which allowance may be equal to zero), then Landlord shall provide written notice to Tenant of such agreement and Tenant shall have 7 days from the date of Landlord's notice to provide written notice to Landlord that Tenant desires to lease the Right of First Refusal Premises on the terms set forth in Landlord's notice (except that under all circumstances if Tenant leases the Right of First Refusal Premises the term of the lease with respect to the Right of First Refusal Premises shall be coterminous with the term of the Lease). If Tenant provides such notice, Tenant shall have 7 days from the date of Tenant's notice to enter a lease amendment for the Right of First Refusal Premises prepared by Landlord reflecting the terms of Landlord's notice. If Tenant fails to either provide its notice or to execute and deliver the required lease amendment within the time required, Landlord shall be free to lease the Right of First

Refusal Premises to any party on such terms as Landlord shall deem advisable and free of any obligation to lease the Right of First Refusal Premises to Tenant. Tenant's rights under this Section shall only apply if Tenant and Landlord have entered a Lease Amendment for the Expansion Premises and at both the time of delivery of Tenant's notice and at the time of execution of the lease amendment for the Right of First Refusal Premises there exists no event of default hereunder or under the Lease that remains uncured.

     13.  Extension Rights and Obligations.  If Landlord requires Tenant to
          --------------------------------
execute the lease amendment for the Expansion Premises pursuant to the second to last sentence of Section 11 above, then Tenant shall have the right to extend the Term of the Lease, as the same may be amended from time to time, for one additional period of 3 years, by written notice to Landlord given not later than 12 months prior to the expiration of the original Term of the Lease. In the event Tenant exercises its option to extend the Term, the Lease will remain in effect for the entire premises leased by Tenant on the expiration of the original Term, for a period of 3 years from such expiration date, except that the Annual Rent shall be the fair market rent (but not less than $12.50 per rentable square foot on a gross lease basis), Landlord shall not be required to perform any buildout work; and there shall be no further rights to extend or expand the premises. In addition, Tenant's rights under this Section shall only apply if both the time of delivery of Tenant's extension notice and at the time of commencement of the extension term there exists no event of default hereunder or under the Lease that remains uncured.

     As amended hereby, Landlord and Tenant acknowledge and confirm that the Lease remains in full force and effect.

     WITNESS the execution hereof under seal as of the date first above written.

Landlord:                           Tenant:

Wang Laboratories, Inc.             Peritus Software Services, Inc.



By: /s/ Michael F. Farley           By: /s/ Allen K. Deary
   -----------------------             -------------------------
     Its:                                Its:
     Hereunto duly authorized            Hereunto duly authorized
                                         (attach corporate vote)

                                   EXHIBIT A

     The Premises are shown as the shaded areas on the attached plan.
                             [Diagram of Premises]

                                   EXHIBIT B

                                Landlord's Work


     Connector portion of the Building
     ---------------------------------

     Install refurbished Herman Miller partition cubicles, 5' high with 30" work surface, including corner surfaces, 2 flipper files with lights under, 2 pedestal files, pencil drawer, keyboard drawer, cabled and powered per specifications to be attached

     Manufacturing portion of the Building
     -------------------------------------

     Install refurbished Herman Miller partition cubicles, 5' high with 30" work surface, including corner surfaces, 2 flipper files with lights under, 2 pedestal files, pencil drawer, keyboard drawer, cabled and powered per specifications to be attached new carpet to match existing carpet in manufacturing building paint walls and ceiling

     build out office area in computer room with demountable walls, cabled and powered per specifications to be attached


     Except for the foregoing Landlord's Work, the Premises are leased to Tenant in "AS IS" and "WHERE IS" condition, without representation or warranty of any kind.

                                   EXHIBIT C

                                 Tenant's Work

     All work, other than Landlord's Work, required by Tenant for Tenant's use and occupancy.

                               Expansion Notice


Pursuant to your letter dated December 5, 1996 and the Lease, by and between Peritus Software Services, Inc., and Wang Laboratories, Inc., dated 2/1/95 as amended, Peritus hereby notifies Wang that it desires to exercise its option by expanding its Premises by including a portion of the Expansion Premises in the amount of 4,000 leaving a 3,974 sf residual to be exercised with prior written notice to the Landlord on or before the anniversary date of this Amendment.

Peritus desires to include the amortization of the TI's as additional monthly rent.



Tenant:
Peritus Software Services, Inc.

By:   /s/ John E. Macphee
   -----------------------------------

Its: Director of Finance and Treasurer
    ----------------------------------

Date:    2/13/97
     ---------------------------------